Exhibit 99.1

Microbot Medical Successfully Completed Integral Part of the Verification and Validation Process

The V&V process is an additional key milestone toward regulatory submission and is required to continue the regulatory process with the FDA

BRAINTREE, Mass., November 13, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Robotic Surgical System, today announces it had successfully completed the Electromagnetic Compatibility (EMC) testing section of the Verification and Validation (V&V) process.

V&V are distinct procedures employed to ensure that a product, service, or system, aligns with specified requirements and effectively serves its intended purpose. The V&V, together with the pre-clinical pivotal study Microbot recently completed, are essential elements to an Investigational Device Exemption (IDE) submission for the FDA to commence clinical trials as part of the pathway for and receiving the required regulatory clearance.

“The success in completing the EMC testing of our V&V testing we believe affirms our dedication to ensuring the highest quality and safety standards for our LIBERTY Robotic Surgical System. We plan on completing the on-going additional testing required by the V&V process, in the near future, with the goal to commence our first clinical trial in the US,” said Simon Sharon, the Company’s CTO & GM.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, such as employees of Microbot and its vendors and business partners being called to active military duty, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com